Exhibit 10.3

IN ANY INSTANCE IN WHICH THE CONSENT OR APPROVAL OF PURCHASER IS REQUIRED HEREUNDER OR UNDER ANY OTHER OPERATIVE AGREEMENT, INDEMNITOR SHALL ALSO OBTAIN THE CONSENT OR APPROVAL OF BALLOON NOTE GUARANTOR IN ACCORDANCE WITH THE TERMS HEREOF.

INDEMNITY AND GUARANTY AGREEMENT

Dated as of August 27, 2026

From

BLUEROCK HOMES TRUST, INC., a Maryland corporation,

To

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee
for the registered certificate holders, from time to time,

of the CTL Pass-Through Trust, Series 2026 (Hewlett Packard Enterprise)

INDEMNITY AND GUARANTY AGREEMENT

This INDEMNITY AND GUARANTY AGREEMENT (this “Agreement”), made as of August 27, 2026, is by BLUEROCK HOMES TRUST, INC., a corporation organized under the laws of the State of Maryland (“Indemnitor”), in favor of WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee (“Trustee”) for the registered certificate holders, from time to time, of the CTL Pass-Through Trust, Series 2026 (Hewlett Packard Enterprise) (“Purchaser” or “Beneficiary”) and the Indemnified Parties (as defined below).

WITNESSETH:

WHEREAS, pursuant to a Note Purchase Agreement dated as of the date hereof between BR HPE Zero Coupon Sub, DST, a statutory trust organized under the laws of the State of Delaware (“Company”), and Purchaser (the “Note Purchase Agreement”), Company has agreed to offer and sell to Purchaser, and Purchaser has agreed to purchase from Company, Company’s 6.54% Senior Secured Note, due on the Maturity Date (as defined therein), in an initial principal amount of $309,980,617.52, accreting to $310,306,355.43 (the “Note”); and

WHEREAS, the Note is secured by, among other things, (i) a Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing Statement, from Company for the benefit of Purchaser (the “Security Instrument”), (ii) an Assignment of Leases and Rents from Company to Purchaser and other documents dated of even date herewith between Company and Purchaser, encumbering Company’s fee ownership interest in that certain real property described on Exhibit A attached thereto and incorporated herein by this reference (the “Premises”), together with Company’s interest in the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements, improvements and appurtenances now standing or at any time constructed or placed upon the Premises (hereinafter, the “Improvements”) and the entire interest of Company in and to, all and singular, the tenements, hereditaments, easements, rights of way, rights, privileges and appurtenances to the Premises, belonging or in any way related to or benefitting the Premises or the Improvements (collectively with the Premises and the Improvements, the “Property”), (iii) a Nonrecourse Guaranty, Pledge and Security Agreement dated as of even date herewith, between BR HPE Zero Coupon, DST, a Delaware statutory trust (“Pledgor”), and Purchaser, (iv) a lien on all funds held pursuant to the Escrow and Servicing Agreement (as defined in the Security Instrument), and (v) by other documents and instruments; and

WHEREAS, the Balloon Note Guarantor (as defined in the Security Instrument) has agreed to issue the Balloon Note Guaranty Policy (as defined in the Security Instrument) to Purchaser guaranteeing the payment of the principal amount scheduled to be due under the Note on the Maturity Date thereof; and

WHEREAS, as a condition to Purchaser’s purchasing the Note from Company and to Balloon Note Guarantor’s issuance of the Balloon Note Guaranty to Purchaser, Purchaser and Balloon Note Guarantor have required that Indemnitor indemnify Purchaser, Balloon Note Guarantor and the registered certificate holders (“Certificate Holders”), from time to time, of the CTL Pass-Through Trust, Series 2026 (Hewlett Packard Enterprise) (the “Trust”) and any assignee or any successor in interest to Purchaser or any other Person taking title to the Property in the event of an exercise

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of remedies under the Security Instrument or a deed or other conveyance in lieu thereof (collectively, the “Indemnified Parties”) from and against, and guarantee payment to Indemnified Parties of, the Recourse Obligations set forth herein under the terms of the Note and the Security Instrument; and

WHEREAS, the purchase of the Note from Company is of substantial benefit to Indemnitor and, therefore, Indemnitor desires to indemnify the Indemnified Parties from and against and guaranty payment to the Indemnified Parties of the Recourse Obligations set forth herein; and

WHEREAS, capitalized terms not otherwise defined in this Agreement shall have the meaning ascribed to such terms in the Security Instrument.

NOW, THEREFORE, to induce Purchaser to purchase the Note from Company, Balloon Note Guarantor to issue the Balloon Note Guaranty Policy to Purchaser and the Certificate Holders to purchase the certificates of the Trust to provide funding for Purchaser to purchase the Note from Company, and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Indemnitor hereby covenants and agrees for the benefit of the Indemnified Parties, as follows:

SECTION 1.INDEMNITY AND GUARANTY.

(a)Indemnitor hereby guarantees payment to the Indemnified Parties of, hereby agrees to pay, protect, defend and save the Indemnified Parties harmless from and against, and hereby indemnifies the Indemnified Parties from and against any and all liabilities, obligations, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees), causes of action, suits, claims, demands and judgments of any nature or description whatsoever (including, without limitation, reasonable attorneys’ fees, costs and expenses incurred in connection with any enforcement (including any action, or claim or suit brought) by Indemnified Parties of any indemnification) (collectively, “Costs”) which may at any time be imposed upon, incurred by or awarded against any Indemnified Party as a result of the occurrence of any one or more of the following (collectively, the “Loss Recourse Obligations”):

(i)misapplication or conversion by Company, Pledgor, Indemnitor or any of their respective beneficial interest holders (other than, if Indemnitor is a publicly traded real estate investment trust qualified under Subchapter M of Chapter 1 of the Internal Revenue Code (Sections 856 to 859) (such publicly traded real estate investment trust, a “Public REIT”), any beneficial interest holder of Indemnitor) or any of their authorized agent acting at the direction of Company, Pledgor or Indemnitor of rents, reimbursements, or any other amounts paid by Tenant, condemnation awards and insurance proceeds in violation of the requirements of the Security Instrument;

(ii)misapplication or conversion of proceeds of the Note in violation of the requirements of the Security Instrument by Company, Pledgor or Indemnitor or any of their respective beneficial interest holders (other than, if Indemnitor is a Public REIT, any beneficial interest holder of Indemnitor) or any of their authorized agent acting at the direction of Company, Pledgor or Indemnitor;

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(iii)failure by Company to pay the amounts required to be paid under Section 6.9 of the Security Instrument;

(iv)intentional physical waste of the Property by Company, Pledgor or Indemnitor or any of their respective beneficial interest holders (other than, if Indemnitor is a Public REIT, any beneficial interest holder of Indemnitor) or any of their authorized agent acting at the direction of Company, Pledgor or Indemnitor, it being agreed that acts or omissions of Tenant will not be imputed to Company, Pledgor or Indemnitor;

(v)in connection with any of (a) the financing evidenced by the Note, including the issuance of the Balloon Note Guaranty Policy, (b) the Lease, or (c) the Property, gross negligence, fraud or misrepresentation, willful misconduct or bad faith of Company, Pledgor or Indemnitor or any of their respective beneficial interest holders (other than, if Indemnitor is a Public REIT, any beneficial interest holder of Indemnitor) or any of their authorized agent acting at the direction of Company, Pledgor or Indemnitor;

(vi)failure of Company to comply with Company’s obligations under (A) Sections 2.23(a) of the Security Instrument which results in a substantive consolidation of Company or (B) Section 2.3(g), (h) or (i) of the Security Instrument without the prior written consent of Purchaser and Balloon Note Guarantor;

(vii)any amendment of the special purpose provisions of Company’s Organizational Documents (other than ministerial changes to the special purpose provisions in connection with a conversion of Company from a Delaware statutory trust to a limited liability company (or vice versa) as set forth in the Operating Agreement of Company in the form it is in on the Closing Date), without the prior written consent of Purchaser and Balloon Note Guarantor;

(viii)failure by Company to fulfill any obligation (monetary or otherwise), if any, with respect to the Granted Property (including the Lease) and not assumed by Tenant under the Lease, including, without limitation, any obligations in favor of Balloon Note Guarantor pursuant to the Operative Agreements and any obligations pursuant to the terms of the Lease, the Borrower Insurance and Indemnity Agreement, any easement agreement or reciprocal easement agreement or any other document recorded in the real estate records and encumbering the Property;

(ix)any amendment, modification, waiver, extension, supplement or alteration, other than the Material Modifications (defined below), of the Lease entered into or consented to by Company in writing without Purchaser’s and Balloon Note Guarantor’s prior written consent except as expressly permitted pursuant to the terms of the Lease and to the extent Company consent is not required thereunder;

(x)failure by Company to comply with its obligations under the Balloon Note Guaranty Policy or the Borrower Insurance and Indemnity Agreement executed by Company in connection therewith which results, directly or indirectly, in a Reduction Amount or an Exclusion Event under (and as defined in) the Balloon Note Guaranty Policy;

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(xi)any amendment, modification, cancellation or termination of the Balloon Note Guaranty Policy by Company without the prior written consent of Purchaser;

(xii)failure by Company to discharge or bond over mechanic’s liens and other monetary encumbrances and judgment liens against the Property in violation of the Security Instrument that are caused by Company and not caused by Purchaser, Tenant or any Person deriving rights in the Property from Tenant;

(xiii)failure by Company to consummate a DST Conversion when required under Section 2.2 of the Security Instrument in accordance with the terms thereof or failure by Company to pay the out-of-pocket losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) of Purchaser and Balloon Note Guarantor payable by Company pursuant to Section 2.2 of the Security Instrument;

(xiv)any claims of the beneficial interest owners in or members of Company regarding any violation of Delaware law applicable to Company’s formation, status, and existence as a Delaware Statutory Trust;

(xv)the failure by Company to file, or cause to be filed, UCC continuation statements with respect to the UCC financing statements filed in connection with the Debt, as and when required pursuant to Section 2.20 of the Security Instrument, but in each case only to the extent that amounts on deposit in the UCC Continuation Statement Reserve (as defined in, and held pursuant to, the Escrow and Servicing Agreement) are insufficient to pay the costs and expenses of preparing and filing such UCC continuation statements; or

(xvi)the incurrence by Company, Pledgor or any of their respective beneficial interest holders or any of their authorized agent acting at the direction of Company or Indemnitor of any indebtedness that is secured by a voluntary claim, lien, charge or encumbrance filed directly against the Granted Property or any portion thereof, other than as permitted pursuant to the Security Instrument.

Notwithstanding the foregoing, no Loss Recourse Obligation shall arise under the foregoing clauses (i) through (xvi) unless and until Purchaser has provided Indemnitor with written notice of the applicable event or condition and Indemnitor has failed to cure such event or condition within thirty (30) days after receipt of such notice (or such longer period as may be reasonably necessary to effect such cure, provided that Indemnitor has (x) commenced such cure within such thirty (30) day period and is diligently pursuing the same to completion, and (y) delivered to Purchaser, within such thirty (30) day period, security reasonably acceptable to Purchaser and Ballon Note Guarantor (in form, amount and duration) to secure Indemnitor’s completion of such cure); provided, however, that no cure period shall apply to Loss Recourse Obligations arising under Section 1(a)(v) or 1(a)(vi)(A).

(b)Notwithstanding anything to the contrary in the Operative Agreements, Purchaser shall not be deemed to have waived any right which Purchaser may have under sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the obligations owing to Purchaser, and the full amount of the Debt shall be fully recourse to Indemnitor (collectively, the

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“Full Recourse Obligations” and, together with the Loss Recourse Obligations, collectively, the “Recourse Obligations”):

(i)upon the occurrence of a voluntary bankruptcy, insolvency or similar debt relief proceeding initiated by Company or Indemnitor or an involuntary bankruptcy, insolvency proceeding or similar debt relief of Company or Indemnitor involving the collusion of Company or any of its Affiliates or Indemnitor that, in the case of an involuntary bankruptcy, insolvency proceeding or similar debt relief of Company or Indemnitor, is not dismissed within sixty (60) days of the date of filing thereof;

(ii)upon a voluntary Sale or Transfer by Company, Indemnitor or any of their Affiliates (except as permitted under Section 2.3(g), (h) or (i) of the Security Instrument) and specifically excluding Sales or Transfers due to foreclosure, power of sale, deed in lieu of foreclosure or similar proceedings);

(iii)in the event Company or Indemnitor raises any defense, counterclaim and/or allegation in any case, action, suit or proceeding which is found by a court in a final order to have been raised by Company or Indemnitor, as the case may be, in bad faith or to be without basis in fact or law, seeking to suspend, reduce, impede, or impair Purchaser’s right of recourse to the Granted Property or any part thereof (neither (A) the bringing of a good faith counterclaim which if not raised in a foreclosure procedure would be barred, and which does not seek to enjoin the enforcement action of Purchaser, nor (B) the good faith denial of facts alleged by Purchaser in an enforcement action, shall give rise to Indemnitor’s liability under this subsection (iii));

(iv)in the event Company or Indemnitor engages in any intentional act, omission, or misrepresentation which has the effect of suspending, delaying, reducing, impeding, or impairing Purchaser’s right of recourse to the Granted Property or any part thereof which is found by a court in a final order to have been in bad faith or to be without basis in fact or law;

(v)in the event of any substitution, assignment or replacement of Tenant or any cancellation, termination or surrender of the Lease, in each case, entered into or consented to by Company in writing without Purchaser’s prior written consent;

(vi)in the event of any amendment, modification, extension, supplement or alteration of the Lease, entered into or consented to by Company in writing without Purchaser’s and Balloon Note Guarantor’s prior written consent, that (a) changes the timing of payment of rent in a manner materially and adversely affecting Company or Purchaser, (b) reduces the amount of rent payable to Company (or any of its assignees) under the Lease, (c) modifies the term of the Lease in a manner materially and adversely affecting Company or Purchaser, (d) removes any real property from the terms of the Lease, (e) imposes any additional obligations or liability upon Company in a manner materially and adversely affecting Company or Purchaser, or (f) reduces any obligation or liability of Tenant to Company under the Lease in a manner materially and adversely affecting Company or Purchaser (such amendments, modifications, extensions, supplements and

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alterations of the Lease described in subclause (a) through (f), inclusive, collectively, the “Material Modifications”);

(vii)a breach of Section 2.4 and/or Exhibit E of the Operating Agreement and such breach is cited in a decision of a court of competent jurisdiction as the basis for ordering the substantive consolidation of the assets and liabilities of Company with any other Person; and

(viii)any breach of the representations set forth in paragraph 2(b) of Exhibit B to the Note Purchase Agreement and such breach is cited in a decision of a court of competent jurisdiction in a final order as the basis for ordering the substantive consolidation of the assets and liabilities of Company with any other Person.

(c)This is a guaranty of payment and performance and not of collection. The liability of Indemnitor under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against Company or any other Person (including, without limitation, other guarantors, if any), nor against the collateral for the Note. Indemnitor waives any right to require that an action be brought against Company or any other Person or to require that resort be had to any collateral for the Note or to any balance of any deposit account or credit on the books of Purchaser in favor of Company or any other Person. In the event, on account of the Bankruptcy Code, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, Company shall be relieved of the Recourse Obligations, Indemnitor shall nevertheless be fully liable therefor. During the existence of an Event of Default, Purchaser shall have the right to enforce its rights, powers and remedies (including, without limitation, foreclosure of all or any portion of the collateral for the Note) thereunder or hereunder, in any order, and all rights, powers and remedies available to Purchaser in such event shall be non-exclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity. If the indebtedness and obligations guaranteed hereby are partially paid or discharged by reason of the exercise of any of the remedies available to Purchaser, this Agreement shall nevertheless remain in full force and effect, and Indemnitor shall remain liable for all remaining indebtedness and obligations guaranteed hereby, even though any rights which Indemnitor may have against Company may be destroyed or diminished by the exercise of any such remedy.

(d)(i)As used in this Section 1(d), the following terms shall have the respective meanings set forth below:

(1)“Liquidity” shall mean, at any time, the amount of cash and marketable securities owned by a Person.

(2)“Liquidity Threshold” shall mean Five Million Dollars ($5,000,000).

(3)“Tangible Net Worth” shall mean, as of a given date, (x) the total tangible assets of Indemnitor as of such date less (y) Indemnitor’s total liabilities as of such date, in each case determined in accordance with an accrual accounting methodology such as GAAP or the FASB Accounting Standards Codification for

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disclosures about fair value of its financial instruments, including paragraph 820- 10 and excluding Indemnitor’s interests directly or indirectly, if any, in and to the Property.

(4)“Tangible Net Worth Threshold” shall mean Twenty Million Dollars ($20,000,000).

(ii)Until all of the Debt has been paid in full, Indemnitor (1) shall maintain a Tangible Net Worth of not less than the Tangible Net Worth Threshold and Liquidity equal to or greater than the Liquidity Threshold and (2) shall not sell, pledge, mortgage or otherwise transfer any of its assets, or any interest therein, which would cause Indemnitor’s Tangible Net Worth to fall below the Tangible Net Worth Threshold.

(iii)Indemnitor shall not, at any time while a Default or Event of Default has occurred and is continuing, enter into or effectuate any transaction with any Affiliate which would reduce the Tangible Net Worth of Indemnitor.

(e)Indemnitor hereby agrees, as a material inducement to Purchaser to purchase the Note from Company and the Balloon Note Guarantor to issue the Balloon Note Guaranty Policy, to furnish to Purchaser and Balloon Note Guarantor (i) promptly annually (and in any event within one hundred twenty (120) days after the close of each fiscal year of Indemnitor) and at any time during an Event of Default quarterly current and dated financial statements detailing the assets and liabilities of Indemnitor certified and internally prepared by Indemnitor in accordance with an accrual accounting methodology such as GAAP or the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments, including paragraph 820-10, in form and substance reasonably acceptable to Purchaser and Balloon Note Guarantor, provided that Indemnitor shall not be required to deliver this financial statement if same is publicly available, and (ii) promptly following a request by Purchaser or Balloon Note Guarantor, such other unaudited financial statements, tax returns (if any) and other financial information with respect to Indemnitor, as Purchaser or Balloon Note Guarantor shall reasonably request, provided that Indemnitor shall not be required to deliver such financial information if same is publicly available. Indemnitor hereby warrants and represents unto Purchaser and Balloon Note Guarantor that any and all balance sheets, net worth statements and other financial data which have heretofore been given or may hereafter be given to Purchaser and Balloon Note Guarantor with respect to Indemnitor did or will as of the effective date thereof fairly and accurately present the financial condition of Indemnitor. Indemnitor warrants and represents to Purchaser and Balloon Note Guarantor that Indemnitor’s current Tangible Net Worth is not less than what is shown on Indemnitor’s most recent financial statements that were delivered to Purchaser. Notwithstanding the foregoing, the failure of Indemnitor to provide the financial information provided in this Section 1(e) shall not give rise to an Event of Default of Company or Indemnitor until Purchaser provides notice of such failure to Company and Indemnitor and such failure continues for a period of fifteen (15) days thereafter; provided that, for avoidance of doubt, there shall at no point be a failure under this Section 1(e) if the information requested of Indemnitor is publicly available. Purchaser’s duty under this Section 1(e) shall be to forward any information it receives to the Registered Certificate Holders within ten (10) days of receipt thereof but shall not have any duty to verify the adequacy, completeness or sufficiency of such information.

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(f)Indemnitor hereby warrants and represents unto the Indemnified Parties that the following are true, correct and complete as of the date hereof:

(i)Indemnitor is a corporation and has the authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Indemnitor has duly and validly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of Indemnitor, enforceable against Indemnitor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar Laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(ii)Neither the execution nor delivery of this Agreement nor fulfillment of nor compliance with the terms and provisions hereof will (i) conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in a creation of any lien, charge or encumbrance upon any property or assets of Indemnitor under any agreement or instrument to which Indemnitor is now a party or by which Indemnitor may be bound or (ii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to Indemnitor.

(iii)There are no legal proceedings, insolvency proceedings, material claims or demands currently pending against, or to the best of Indemnitor’s knowledge, threatened against Indemnitor or any of Indemnitor’s assets that would adversely affect in any material respect Indemnitor’s ability to perform under this Agreement and that have not been fully insured against and/or bonded over. Indemnitor has not been involved as a debtor in any bankruptcy proceedings nor given a secured property back to a lender through foreclosure, deed in lieu of foreclosure, bankruptcy proceedings, or otherwise. Indemnitor has not been indicted or convicted of a felony or of any financial crime or had a securities, commodities or other financial industry license revoked or suspended nor is Indemnitor aware of, or have any reason to believe, that Indemnitor is under investigation or indictment for any conduct that may result in criminal liability or material civil liability being asserted against, or imposed upon, Indemnitor. Neither Indemnitor nor, to Indemnitor’s knowledge, any Affiliate has been removed or prohibited from participating in any contractual or business relationship with any Governmental Authority pursuant to any enforcement action.

(iv)Indemnitor has filed all federal, state, county and municipal income tax returns required to have been filed by Indemnitor and has paid all taxes which have become due pursuant to such returns or pursuant to any assessments received by Indemnitor. Indemnitor does not know of any basis for additional assessment with regard to any such taxes.

(v)Any and all financial statements, net worth statements, bank and brokerage statements, tax returns and other financial data which have heretofore been furnished to Indemnified Parties with respect to Indemnitor fairly and accurately present the financial condition of Indemnitor, in all material respects, as of the date thereof and, since the date thereof, there has been no material adverse change in the financial condition of Indemnitor.

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(vi)Indemnitor is legally entitled to enter into this Agreement and is not in violation of any ethical or prohibited conflict of interest laws in connection with entering into any agreement or contract with any Governmental Authority.

(vii)Excluding, without limitation, owners of publicly-traded interest in Indemnitor, Indemnitor (1) is not a Blocked Person, (2) has not been notified that its name appears or may in the future appear on a State Sanctions List or (3) is not a target of sanctions that have been imposed by the United Nations or the European Union. Indemnitor (i) has not violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti- Corruption Laws or (ii) to its knowledge, is not under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(g)Excluding, without limitation, owners of publicly-traded interest in Indemnitor, Indemnitor will not (a) become, own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Note) with any Person if such investment, dealing or transaction (1) would cause any Indemnified Party or any affiliate of such Indemnified Party to be in violation of, or subject to sanctions under, any law or regulation applicable to such Indemnified Party, or (2) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

SECTION 2.INDEMNIFICATION PROCEDURES.

(a)If any claim or action shall be asserted or brought against any Indemnified Party based upon any of the Recourse Obligations, such Indemnified Party shall notify Indemnitor and Asset Manager in writing thereof and Company, Pledgor and/or Asset Manager (together with their respective designees and/or insurers, each, a “Defense Party” and collectively, the “Defense Parties”) shall promptly assume the defense thereof, including, without limitation, the employment of counsel by such Defense Party which is reasonably acceptable to the applicable Indemnified Party and the negotiation of any settlement; provided, however, that any failure of any Indemnified Party to notify Indemnitor or Asset Manager of such matter shall not impair or reduce the obligations of Indemnitor hereunder. Each Indemnified Party shall have the right, at such Indemnified Party’s reasonable expense (which expense shall be included in Costs and Indemnitor shall pay the same as hereinafter provided), to employ separate counsel in any such action and to participate in the defense thereof. In the event the Defense Parties shall fail to discharge or undertake to defend any Indemnified Party against any claim, loss or liability for which such Indemnified Party is indemnified hereunder promptly (and in any event within twenty (20) Business Days of notice of such), such Indemnified Party may, at its sole option and election, defend or settle such claim, loss or liability, at Indemnitor’s reasonable expense; provided, however, if a settlement is in excess of $500,000.00, then such Indemnified Party shall give notice of such settlement to Indemnitor, which such notice shall be sent to Indemnitor by prepaid overnight air courier with signature required, and not by any other method of notice contemplated in Section 5(j) herein (a “Settlement Notice”), and Indemnitor shall have ten (10) Business Days from actual receipt of a Settlement Notice (which actual receipt shall be evidenced by a read- receipt-requested email from the Indemnified Party to Company and Principal with the subject line “NOTICE OF IMMINENT SETTLEMENT – BR HPE ZERO COUPON SUB, DST,” which

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email shall attach a valid “proof of delivery” document from courier) to give notice to such Indemnified Party that either Indemnitor consents to such settlement or Indemnitor, effective on the date of such notice, will assume the defense or negotiation of such claim, and if Indemnitors fail to provide such notice or if Indemnitors assume such defense or negotiation and Indemnified Party has a good faith belief that Indemnitor has failed to continue to pursue such defense or negotiation for a period of sixty (60) days, then such Indemnified Party may enter into such settlement and such settlement shall be binding on Indemnitor. If Indemnitor assumes the defense or the negotiation of such claim, Indemnitor shall not settle such claim without the Indemnified Party’s prior written consent if such settlement involves any non-monetary consideration or satisfaction or does not fully satisfy and discharge such claim. The liability of Indemnitor to an Indemnified Party hereunder shall be conclusively established by such settlement, provided such settlement is made in good faith, the amount of such liability to include both the settlement consideration and the reasonable out-of-pocket costs and expenses, including, without limitation, reasonable third-party attorneys’ fees and disbursements, incurred by such Indemnified Party in effecting such settlement. In such event, such settlement consideration, costs and expenses shall be included in Costs and Indemnitor shall pay the same as hereinafter provided. An Indemnified Party’s good faith in any such settlement shall be conclusively established if the settlement is made on the advice of independent legal counsel for such Indemnified Party.

(b)Indemnitor shall not, without the prior written consent of the applicable Indemnified Party: (i) with respect to any Recourse Obligation, settle or compromise any action, suit, proceeding or claim or consent to the entry of any judgment that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the applicable Indemnified Party of a full, complete and unconditional written release of such Indemnified Party (in form satisfactory to such Indemnified Party in its sole discretion) from all liability in respect of such action, suit, proceeding or claim and a dismissal with prejudice of such action, suit, proceeding or claim; or (ii) with respect to any Recourse Obligation, settle or compromise any action, suit, proceeding or claim in any manner that may adversely affect any Indemnified Party or obligate any Indemnified Party to pay any sum or perform any obligation.

(c)All Costs shall be reimbursable to the Indemnified Parties when and as incurred and, in the event of any litigation, claim or other proceeding, without any requirement of waiting for the ultimate outcome of such litigation, claim or other proceeding, and Indemnitor shall pay to the affected Indemnified Party any and all Costs then due within thirty (30) days after written notice from such Indemnified Party itemizing and providing reasonable documentation to support the amounts thereof incurred to the date of such notice. In addition to any other remedy available for the failure of Indemnitor to periodically pay such Costs, such Costs, if not paid within said thirty (30) day period, shall bear interest at the Default Rate (as defined in the Security Instrument) if, and to the extent and from the date that, such Indemnified Party has paid or has caused the payment of such Costs.

(d)Notwithstanding anything to the contrary provided in this Agreement, in no event will Indemnitor’s obligations hereunder run to any third-party purchasers of the Property in connection with foreclosure, power of sale, deed in lieu of foreclosure or similar proceedings.

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SECTION 5.REINSTATEMENT OF OBLIGATIONS.

If at any time all or any part of any payment made by Indemnitor or received by an Indemnified Party from Indemnitor under or with respect to this Agreement is or must be rescinded or returned for any reason whatsoever (including, but not limited to, the insolvency, bankruptcy or reorganization of Indemnitor or Company), then the obligations of Indemnitor hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence, notwithstanding such previous payment made by Indemnitor, or receipt of payment by such Indemnified Party, and the obligations of Indemnitor hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment by Indemnitor had never been made.

SECTION 6.WAIVERS BY INDEMNITOR.

To the extent permitted by law, with respect to its obligations hereunder, Indemnitor hereby waives and agrees not to assert or take advantage of:

(a)Any right to require any Indemnified Party to proceed against Company or any other Person or to proceed against or exhaust any security held by Purchaser at any time or to pursue any other remedy in an Indemnified Party’s power or under any other agreement before proceeding against Indemnitor hereunder;

(b)The defense of the statute of limitations in any action hereunder;

(c)Any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of any Indemnified Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons;

(d)Demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notices (other than as may be expressly herein required) of any kind, or the lack of any thereof, including, without limiting the generality of the foregoing, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Company, Purchaser or any other Indemnified Party, any endorser or creditor of Company or of Indemnitor or on the part of any other Person whomsoever under this Agreement or any other instrument in connection with any obligation or evidence of indebtedness held by Purchaser;

(e)Any defense based upon an election of remedies by an Indemnified Party;

(f)Any right or claim of right to cause a marshalling of the assets of Indemnitor or Company;

(g)Any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Agreement or any Operative Agreement;

(h)Any duty on the part of an Indemnified Party to disclose to Indemnitor any facts such Indemnified Party may now or hereafter know about Company or the Property, regardless of

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whether such Indemnified Party has reason to believe that any such facts materially increase the risk beyond that which Indemnitor intends to assume or have reason to believe that such facts are unknown to Indemnitor or have a reasonable opportunity to communicate such facts to Indemnitor, it being understood and agreed that Indemnitor is fully responsible for being and keeping informed of the financial condition of Company, of the condition of the Property and of any and all circumstances bearing on the risk that liability may be incurred by Indemnitor hereunder;

(i)Any lack of notice of disposition or of manner of disposition of any collateral for the Note;

(j)Any invalidity, irregularity or unenforceability, in whole or in part, of this Agreement or of any one or more of the Operative Agreements;

(k)Any lack of commercial reasonableness in dealing with the collateral for the Note; (l)Any deficiencies in the collateral for the Note or any deficiency in the ability of an Indemnified Party to collect or to obtain performance from any Persons now or hereafter liable for the payment and performance of any obligation hereby guaranteed;

(m)An assertion or claim that the automatic stay provided by 11 U.S.C. §362 (arising upon the voluntary or involuntary bankruptcy proceeding of Company) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of an Indemnified Party to enforce any of its rights, whether now or hereafter required, which such Indemnified Party may have against Indemnitor or the collateral for the Note;

(n)Any modifications of the Operative Agreements or any obligation of Company relating to the Operative Agreements or the Note by operation of law or by action of any court, whether pursuant to the Bankruptcy Code, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise; and

(o)Any action, occurrence, event or matter consented to by Indemnitors under Section 5(g) hereof, under any other provision hereof, or otherwise.

SECTION 21. GENERAL PROVISIONS.

(a)Recourse(a). All of the terms and provisions of this Agreement are recourse obligations of Indemnitor and not restricted by any limitation on personal liability or by any other reason whatsoever. Without limiting the foregoing, no Person who directly or indirectly owns any membership or other equity interest in Indemnitor (each, a “Non-Recourse Person”) shall have any personal liability for (i) the payment of any sum of money which is or may be payable hereunder or (ii) the performance or discharge of any covenants, obligations or undertakings of Indemnitor hereunder, and no monetary or deficiency judgment shall be sought or enforced against any Non-Recourse Person with respect thereto. Nothing in this Section 5(a) is intended to or shall in any way affect or invalidate any lien or security interest created by the Security Instrument. This Section 5(a) shall not be construed to prohibit the joining of Company in any foreclosure

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procedure involving the Property. This Section 5(a) shall not in any way affect the obligations of Tenant under the Lease or any other tenant under the Other Leases. For avoidance of doubt, no beneficial interest holder of Company (in its capacity as such) shall be deemed a ‘member, officer or employee’ of Company for purposes of this Agreement.

(b)Unsecured Obligations. Indemnitor hereby acknowledges that Purchaser’s appraisal of the Property is such that Purchaser is not willing to accept the consequences of the inclusion of Indemnitor’s indemnity set forth herein among the obligations secured by the Security Instrument and the other Operative Agreements and that Purchaser would not purchase the Note and Certificate Holders would not provide funding to Purchaser to enable Purchaser to purchase the Note but for the unsecured personal liability undertaken by Indemnitor herein.

(c)Survival. This Agreement shall be deemed to be continuing in nature and shall remain in full force and effect and shall survive the exercise of any remedy by Purchaser under the Security Instrument or any of the other Operative Agreements, including, without limitation, any foreclosure or deed in lieu thereof, even if, as a part of such remedy, the Note is paid or satisfied in full; provided, however, that the Indemnified Parties shall not be entitled to recover against Indemnitor under this Agreement for an amount in excess of the amount of the Costs with respect to the Loss Recourse Obligations or the Debt with respect to the Full Recourse Obligations.

(d)No Subrogation; No Recourse Against an Indemnified Party. Notwithstanding the satisfaction by Indemnitor of any liability hereunder, Indemnitor shall not have any right of subrogation, contribution, reimbursement or indemnity whatsoever or any right of recourse to or with respect to the assets or property of Company or to any collateral for the Note unless and until Indemnitor fully and indefeasibly satisfies the payment of its express payment obligations hereunder and the Note, and all other amounts due under the Operative Agreements are indefeasibly repaid in full in accordance with their terms. In connection with the foregoing, Indemnitor expressly waives any and all rights of subrogation to the Indemnified Parties against Company (except as expressly provided above), and Indemnitor hereby waives any rights to enforce any remedy which an Indemnified Party may have against Company and any right to participate in any collateral for the Note. In addition to and without in any way limiting the foregoing, Indemnitor hereby subordinates any and all indebtedness of Company now or hereafter owed to Indemnitor to all indebtedness of Company to Purchaser, and agrees with Purchaser that Indemnitor shall not demand or accept any payment of principal or interest from Company, shall not claim any offset or other reduction of Indemnitor’s obligations hereunder because of any such indebtedness and shall not take any action to obtain any of the collateral from the Note. Further, Indemnitor shall not have any right of recourse against Purchaser or any other Indemnified Party by reason of any action Purchaser or any other Indemnified Party may take or omit to take under the provisions of this Agreement or under the provisions of any of the Operative Agreements.

(e)Reservation of Rights. Nothing contained in this Agreement shall prevent or in any way diminish or interfere with any rights or remedies, including, without limitation, the right to contribution, which an Indemnified Party may have against Company, Indemnitor or any other party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42 U.S.C. §9601 et seq.), as it may be amended from time to time, or any other applicable federal, state or local laws, or the Hazardous Material Indemnity Agreement, all such rights being hereby expressly reserved.

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(f)Rights Cumulative; Payments. The Indemnified Parties’ rights under this Agreement shall be in addition to all rights of Purchaser and the other Indemnified Parties (as applicable) under the Note, the Note Purchase Agreement and the other Operative Agreements. FURTHER, PAYMENTS MADE BY INDEMNITOR UNDER THIS AGREEMENT SHALL NOT REDUCE IN ANY RESPECT COMPANY’S OBLIGATIONS AND LIABILITIES UNDER THE NOTE, THE NOTE PURCHASE AGREEMENT AND THE OTHER OPERATIVE AGREEMENTS, except to the extent payment of such expense is also required under the Security Instrument.

(g)No Limitation on Liability. Indemnitor hereby consents and agrees that the liability of Indemnitor under this Agreement shall be unconditional and absolute and shall in no way be impaired or limited by any of the following events, whether occurring with or without notice to Indemnitor or with or without consideration, as the case may be: (i) any extensions of time for performance required by any of the Operative Agreements or extension or renewal of the Note; (ii) except as provided in Section 2.3(g) and (i) of the Security Instrument, any sale, assignment or foreclosure of the Note, the Security Instrument or any of the other Operative Agreements or any sale or transfer of the Property; (iii) except as provided in Section 2.3(h) and (i) of the Security Instrument, any change in the composition of Company, including, without limitation, the withdrawal or removal of Indemnitor from any current or future position of ownership, management or control of Company; (iv) the accuracy or inaccuracy of the representations and warranties made by Indemnitor herein or by Company in any of the Operative Agreements or certificates delivered pursuant thereto; (v) the release of Company or of any other Person or Persons from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Operative Agreements by operation of law, an Indemnified Party’s voluntary act or otherwise; (vi) the release or substitution in whole or in part of any security for the Note; (vii) Purchaser’s failure to record the Security Instrument or to file any financing statement (or Purchaser’s improper recording or filing thereof) or to otherwise perfect, protect, secure or insure any lien or security interest given as security for the Note; (viii) the modification of the terms of this Agreement or any one or more of the Operative Agreements; or (ix) the taking or the failure to take any action of any type whatsoever. No such action which Purchaser or any other Indemnified Party shall take or fail to take in connection with this Agreement, the Operative Agreements or any collateral for the Note, nor any course of dealing with Company or any other Person, shall limit, impair or release Indemnitor’s obligations hereunder, affect this Agreement in any way or afford Indemnitor any recourse against any Indemnified Party. Nothing contained in this Section 5(g) shall be construed to require any Indemnified Party to take or refrain from taking any action referred to herein. Notwithstanding the foregoing, (a) Indemnitor shall be deemed released from its obligations hereunder if the Property is transferred in accordance with the Security Instrument as a Permitted Sale and as a result thereof the named company under the Operative Agreements is released, and/or (b) Indemnitor shall be deemed released from its obligations hereunder pursuant to the express terms of the terms of the Security Instrument pursuant to an Asset Manager Controlling Interest Transfer, Permitted Asset Manager Replacement or Non-DST Controlling Interest Transfer, as applicable; provided that notwithstanding anything herein to the contrary, Indemnitor shall not be released from its obligations hereunder pursuant to sub-clauses (a) and (b) above unless and until Company and a Qualified Real Estate Investor (as defined in the Security Instrument) shall have delivered to Purchaser a Hazardous Material Indemnity Agreement and an Indemnity and Guaranty Agreement in form and substance reasonably acceptable to Purchaser and Balloon Note Guarantor in

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accordance with the requirements of Sections 2.3(g)(ii)(E), 2.3(h)(i)(B), 2.3(h)(i)(C) or 2.3(h)(ii)(B), as applicable, of the Security Instrument.

(h)Entire Agreement; Amendment; Severability. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements, whether written or oral, between the parties respecting such matters. Any amendments or modifications hereto, in order to be effective, shall be in writing and executed by Indemnitor and Purchaser. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Agreement to any Person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other Persons or circumstances.

(i)Governing Law; Binding Effect; Waiver of Acceptance. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State, except to the extent that the applicability of any of such laws may now or hereafter be preempted by federal law, in which case such federal law shall so govern and be controlling. This Agreement shall bind Indemnitor and the heirs, personal representatives, successors and assigns of Indemnitor and shall inure to the benefit of the Indemnified Parties and the officers, directors, shareholders, agents and employees of the Indemnified Parties and their respective heirs, successors and assigns. Notwithstanding the foregoing, Indemnitor shall not assign any of its rights or obligations under this Agreement without the prior written consent of Purchaser and Balloon Note Guarantor, which consent may be withheld by Purchaser and Balloon Note Guarantor in their respective sole discretion. Indemnitor hereby waives any acceptance of this Agreement by Purchaser or any other Indemnified Party, and this Agreement shall immediately be binding upon Indemnitor.

(j)Notices. All communications provided for herein shall be in writing and shall be deemed to have been given (unless otherwise required by the specific provisions hereof in respect of any matter) when received (or refused) if delivered personally, deposited in the United States mail, registered or certified, postage prepaid, or sent by prepaid overnight air courier, addressed as follows:

If to Indemnitor:	Bluerock Homes Trust, Inc.
c/o Bluerock Real Estate, L.L.C. 919 Third Avenue, Suite 4000 New York, New York 10022 Attention: General Counsel Email: notices@bluerock.com

and

Bluerock Homes Trust, Inc.
c/o Bluerock Real Estate, L.L.C. 919 Third Avenue, Suite 4000 New York, New York 10022

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Attention: Steven Siptrott
Email: ssiptrott@bluerock.com]

With a copy to:

Seyfarth Shaw LLP
620 Eighth Avenue, 32nd Floor
New York, NY 10018-1405
Attn: Jason Polevoy, Esq.
E-mail: jpolevoy@seyfarth.com

and

Seyfarth Shaw LLP
33 S. Wacker Drive
Suite 8000
Chicago, Illinois 60606-6448 Attention: Steven Meier E-mail: SMeier@seyfarth.com

If to Asset Manager:	BR HPE CTL DST Manager, LLC c/o BHM DST Acquisition, LLC 919 Third Avenue, Suite 4000 New York, New York 10022 Attention: General Counsel
Email: notices@bluerock.com and ssiptrott@bluerock.com

With a copy to:

Seyfarth Shaw LLP
620 Eighth Avenue, 32nd Floor New York, NY 10018-1405 Attn: Jason Polevoy, Esq. E-mail: jpolevoy@seyfarth.com

and

Seyfarth Shaw LLP
33 S. Wacker Drive
Suite 8000
Chicago, Illinois 60606-6448 Attention: Steven Meier E-mail: SMeier@seyfarth.com

If to Purchaser:	Wilmington Trust, National Association, as
Trustee for the registered certificate holders, from time to time, of the CTL

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Pass-Through Trust, Series 2026 (Hewlett Packard Enterprise)
1100 North Market Street
Wilmington, Delaware 19890
Attention: Equipment Finance Department

With a copy to:

Greenberg Traurig, LLP
360 North Green Street, Suite 1300 Chicago, IL 60607
Attention: David J. LaSota

If to Balloon Note Guarantor:	Assured Guaranty Inc.
1633 Broadway
New York, New York 10019
Attention: Risk Management Department Re: HPE Sunnyvale BNG
BNG Policy No. 50034
Email: riskmanagementdept@agltd.com

(k)No Waiver; Time of Essence. The failure of any party hereto to enforce any right or remedy hereunder, or to promptly enforce any such right or remedy, shall not constitute a waiver thereof nor give rise to any estoppel against such party nor excuse any of the parties hereto from their respective obligations hereunder. Any waiver of such right or remedy must be in writing and signed by the party to be bound. This Agreement is subject to enforcement at law or in equity, including actions for damages or specific performance. Time is of the essence hereof.

(l)Captions for Convenience. The captions and headings of the sections and paragraphs of this Agreement are for convenience of reference only and shall not be construed in interpreting the provisions hereof.

(m)Attorneys’ Fees. In the event it is necessary for any Indemnified Party to retain the services of an attorney or any other consultants in order to enforce this Agreement, or any portion thereof, Indemnitor agrees to pay to such Indemnified Party any and all reasonable third-party out- of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees, costs and expenses actually incurred by such Indemnified Party as a result thereof and such costs, fees and expenses shall be included in Costs.

(n)Successive Actions. A separate right of action hereunder shall arise each time any Indemnified Party acquires knowledge of any matter indemnified or guaranteed by Indemnitor under this Agreement. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and Indemnitor hereby waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.

(o)Reliance. Purchaser would not purchase the Note from Company, Balloon Note Guarantor would not issue the Balloon Note Guaranty to Purchaser and Certificate Holders would

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not purchase the certificates from the Trust in order to provide funding for Purchaser to purchase the Note from Company without this Agreement. Accordingly, Indemnitor intentionally and unconditionally enters into the covenants and agreements as set forth above and understands that, in reliance upon and in consideration of such covenants and agreements, the Note will be purchased and the Balloon Note Guaranty will be issued and, as part and parcel thereof, specific monetary and other obligations have been, are being and shall be entered into which would not be made or entered into but for such reliance.

(P)SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(A) INDEMNITOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (1) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT, (2) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, (3) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND, (4) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY INDEMNIFIED PARTY TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM). INDEMNITOR FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, SIGNATURE REQUIRED, TO INDEMNITOR AT THE ADDRESS SET FORTH HEREIN, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

(B) INDEMNITOR AND PURCHASER (ON BEHALF OF THE INDEMNIFIED PARTIES) EACH, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY CONDUCT, ACT OR OMISSION OF THE INDEMNIFIED PARTIES OR INDEMNITOR, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, MANAGERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH PURCHASER OR INDEMNITOR, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

(q)Waiver by Indemnitor. Indemnitor covenants and agrees that, upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Company, Indemnitor shall not seek or cause Company or any other Person or entity to seek a supplemental stay or other relief, whether injunctive or otherwise, pursuant to 11 U.S.C. §105 or any other provision of the Bankruptcy Code, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of the Indemnified Parties to enforce any rights of the Indemnified Parties against Indemnitor or the collateral for the Note by virtue of this Agreement or otherwise.

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(r)Assignments by Purchaser. Purchaser may, at its sole cost and expense, without notice to, or consent of, Indemnitor, sell, assign or transfer to or participate with any Person or Persons all or any part of the indebtedness evidenced by the Note, and each such Person or Persons shall have the right to enforce the provisions of this Agreement and any of the other Operative Agreements as fully as Purchaser, provided that Purchaser shall continue to have the unimpaired right to enforce the provisions of this Agreement and any of the other Operative Agreements as to so much of the Note that Purchaser has not sold, assigned or transferred.

(s)Balloon Note Guarantor. Notwithstanding anything herein to the contrary or in the other Operative Agreements to the contrary,

(i)in any instance in which the consent or approval of Purchaser is required or in which Purchaser is required to act at the direction of one or more Registered Certificate Holders, in either case, in this Agreement or any other Operative Agreements, the express prior written consent or written approval of Balloon Note Guarantor shall also be required. Such consent, approval or action by Purchaser shall be conditioned upon Purchaser’s receipt of the express prior written consent or approval by Balloon Note Guarantor. Notice to Purchaser shall not be effective unless such written notice is also provided to Balloon Note Guarantor;

(ii)no payment of a claim under the Balloon Note Guaranty Policy shall constitute payment on the Debt or any amount owing hereunder or under any of the other Operative Agreements (including, without limitation, the Note);

(iii)Purchaser and Company each hereby acknowledge and agree that Balloon Note Guarantor is a third-party beneficiary of this Agreement and each of the other Operative Agreements;

(iv)Purchaser or the Registered Certificate Holders may transfer, sell, or assign this Agreement, the Note and the Operative Agreements to Balloon Note Guarantor in the event and to the extent that Balloon Note Guarantor shall at any time succeed to the interests thereof by reason of its performance under the Balloon Note Guaranty Policy. Upon payment of the Insured Amount (as defined in the Balloon Note Guaranty Policy) as a result of a claim under Balloon Note Guaranty Policy, (i) Balloon Note Guarantor and its successors and assigns shall be deemed an assignee of this Agreement, the Note and the other Operative Agreements with the exclusive right to enforce the provisions of this Agreement, the Note and the other Operative Agreements in the same capacity as Purchaser and the Registered Certificate Holders and (ii) all rights of Purchaser and the Registered Certificate Holders, whether express or implied hereunder or under any other Operative Agreement, shall be merged in and exclusively held and unilaterally exercised by Balloon Note Guarantor in its sole and absolute discretion; provided that (a) for the avoidance of doubt, Beneficiary shall remain an Indemnified Party under the Indemnity and Guaranty Agreement notwithstanding any succession by Balloon Note Guarantor to the interests of Beneficiary by reason of its performance under the Balloon Note Guaranty Policy and (b)(i) Indemnitor’s Loss Recourse Obligations to Trustee pursuant to Section 1(a)(x) of this Agreement and (ii) any claims of Trustee under this Agreement or the Registered Certificate Holders against Indemnitor for amounts personally expended by Trustee or the

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Registered Certificate Holders in connection with any Costs, shall remain personal to Trustee or the Registered Certificate Holders, as applicable, and Balloon Note Guarantor shall not succeed to Trustee’s or the Registered Certificate Holders’ interest in such claims; and

(v)To the extent that the Balloon Note Guaranty Policy terminates pursuant to its terms, all obligations of Balloon Note Guarantor under the Balloon Note Guaranty Policy terminate, Balloon Note Guarantor has no liability to Purchaser or any Certificate holder, and no amounts are owed to Balloon Note Guarantor under any Balloon Note Guaranty Document, all of Balloon Note Guarantor’s rights, benefits and obligations hereunder and in the other Operative Agreement shall immediately cease and be of no further force and effect.

(t)No Third-Party Beneficiaries. This Agreement and the other Operative Agreements are solely for the benefit of Purchaser, the other Indemnified Parties and Company and the other parties thereto, and nothing contained in any of the Operative Agreements shall be deemed to confer on any Person (other than Purchaser, Company, any certificate holders, any participants and successors and assignees of Purchaser and the other Indemnified Parties) any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.

(u)Concerning the Purchaser. Notwithstanding anything contained herein or in the other Operative Agreements to the contrary, it is expressly understood and agreed by the parties hereto that (i) this Agreement is made to Purchaser not in its individual or personal capacity but solely in its capacity as trustee (the “Trustee”) under the Declaration of Trust dated as of the date hereof (the “Trust Agreement”) on behalf of the CTL Pass-Through Trust, Series 2026 (Hewlett Packard Enterprise) (the “Trust”), in the exercise of the powers and authority conferred and vested in it as trustee under the Trust Agreement, subject to the protections, indemnities and limitations from liability afforded to Trustee thereunder, all of which are fully incorporated herein and made a part hereof in their entirety as though fully set forth in this Agreement; (ii) in no event shall Wilmington Trust, National Association, in its individual or personal capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust (or on behalf of the Trust) hereunder, as to all of which recourse shall be had solely to the trust property of the Trust; (iii) nothing contained herein shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any expressed or implied covenant, duty or obligation of any kind whatsoever contained herein; and (iv) under no circumstances shall Wilmington Trust, National Association, be individually or personally liable for the payment of any fees, costs, indebtedness or expenses of any kind whatsoever or be individually or personally liable for the breach or failure of any obligation, representation, agreement, warranty or covenant whatsoever made or undertaken by Trustee or the Trust hereunder. Notwithstanding anything contained herein, it is expressly understood that Purchaser is acting as a trustee for the registered certificate holders, and whenever any consent, approval, calculation, confirmation or other action of Purchaser is contemplated hereby, Purchaser will act in accordance with the instructions of the appropriate percentage of certificate holders (pursuant to the Trust Agreement), or otherwise in accordance with the terms and provisions of the documents creating and relative to the administration of the trust, and not on its own discretion.

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In WITNESS WHEREOF, Indemnitor has executed this Indemnity and Guaranty Agreement as of the day and year first above written.

BLUEROCK HOMES TRUST, INC., a Maryland corporation

By:	/s/ Jordan Ruddy
Name:	Jordan Ruddy
Title:	Authorized Signatory

Indemnity and Guaranty Agreement	Signature Page